Exhibit 5.1

[McDermott Will & Emery LLP Letterhead]

February 24, 2005

American Vanguard Corporation

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

Re: American Vanguard Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel, to American Vanguard Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), relating to the proposed issuance and sale by the Company from time to time in one or more offerings of up to $50,000,000 aggregate amount of: (i) debt securities (the “Debt Securities”) to be issued under an indenture (the “Indenture”) to be entered into between the Company and a trustee to be named; (ii) preferred stock, par value $.10 per share, of the Company (the “Preferred Stock”); (iii) common stock, par value $.10 per share, of the Company (the “Common Stock”); and (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”). The Debt Securities, the Preferred Stock, the Common Stock and the Warrants are referred to herein collectively as the “Securities.”

The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”) in connection with particular offerings of the Securities. You have also informed us that you intend to issue Securities from time to time on a delayed or continuous basis and that, prior to issuing any Securities pursuant to the Registration Statement, you will (i) advise us in writing of the terms thereof, (ii) afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable Prospectus Supplement) and (iii) afford us an opportunity to file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

In connection with rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records, documents and other papers as we have deemed necessary to examine for the purpose of this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

In our examination, we have assumed the genuineness of all signatures (including endorsements), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Our opinion with respect to the validity and binding effect of any document or agreement is subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (regardless of whether such validity or binding effect is considered in a proceeding at law or in equity), and (ii)

principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Securities or any agreement, document, instrument or other papers pursuant to which any Securities are to be issued or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor’s rights generally.

We have also assumed that: (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a “Board Action”), and in accordance with the Company’s Certificate of Incorporation, as amended (the “Certificate”), and Bylaws, as amended, and applicable Delaware law, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded; (ii) the Registration Statement has been declared effective under the Securities Act of 1933 and such effectiveness shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been terminated or rescinded; (iii) a Prospectus Supplement will have been filed with the SEC describing the particular Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vii) with respect to Common Stock and Preferred Stock offered, there will be sufficient shares of Common Stock and Preferred Stock authorized under the Certificate and not otherwise reserved for issuance; (viii) the terms of the Securities do not violate any applicable law, any existing debt securities of the Company, or result in a default or breach of any agreement binding upon the Company, and comply with all requirements and restrictions imposed by any court or other governmental body having jurisdiction over the Company; (ix) with respect to the Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement; (x) in the case of an Indenture, a Warrant, or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and (xi) in the case of an underwritten offering, the applicable underwriting agreement shall have been properly filed as an exhibit to the Registration Statement and the Securities so offered shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement.

We are admitted to the Bars in the State of California and the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of California, (ii) the laws of the State of New York, (iii) the General Corporation Law of the State of Delaware, and (iv) the federal laws of the United States of America to the extent specifically referred to herein.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Indenture (the form of which has been filed as an exhibit to the Registration Statement) has been duly executed on behalf of the Company and the trustee thereunder, and when the form and terms of the particular Debt Securities have been duly established by the Indenture or any supplemental indenture to the Indenture pursuant to Board Action, and when such Debt Securities have been duly executed on behalf of the Company and duly authenticated by the trustee, and delivered against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing (regardless of whether such binding effect is considered in a proceeding at law or in equity).

2. With respect to the Preferred Stock, subject to the due authorization by Board Action of an issuance of Preferred Stock, including, without limitation, the due authorization, approval and filing of one or more certificates of designations pursuant to Section 151 of the Delaware General Corporation Law (the “Certificate of Designation”), and upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action, the Certificate of Designation and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Stock will be legally issued, fully paid and non-assessable.

3. With respect to the Common Stock, upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Common Stock will be legally issued, fully paid and non-assessable.

4. With respect to the Warrants, when the Warrants or certificates representing the Warrants have been duly executed by the Company and issued in accordance with the terms authorized by Board Action and any applicable written agreement(s) relating to the Warrants, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, upon payment of the consideration in such an amount as has been or may be determined by the Board, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing (regardless of whether such binding effect is considered in a proceeding at law or in equity).

To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that: (i) the trustee thereunder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) such trustee is duly qualified to engage in the activities contemplated by such Indenture; (iii) such Indenture has been duly authorized, executed and delivered by such trustee and constitutes the legally valid, binding and enforceable obligation of such trustee, enforceable against such trustee in accordance with its terms; (iv) such trustee is in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

This opinion is being furnished to you in connection with the preparation and filing with the SEC of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts which may hereafter come to our attention or any changes in law which may hereafter occur. This opinion is solely for your benefit in connection with such transaction and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus under the caption “Legal Matters” with respect to the matters stated therein.

Yours very truly,

/s/ McDERMOTT WILL & EMERY LLP